Exhibit 99.2
Contacts:

Sidney Hinton	Philip Bourdillon/Gene Heller
President and CEO	Silverman Heller Associates
919-453-1750	310-208-2550
Metretek Technologies to Participate in
Canaccord Adams’ 27th Annual Global Growth Conference
WAKE FOREST, N.C. — August 6, 2007 — Sidney Hinton, president and chief executive officer of Metretek Technologies, Inc. (Amex: MEK), will speak at Canaccord Adams’ 27th Annual Global Growth Conference, to be held at the Intercontinental Boston, August 7-9, 2007.
In his presentation, which is scheduled to begin at 8:00 a.m. EDT on Thursday, August 9, Hinton will discuss the company’s current operations and its prospects for the future, notably opportunities for its Interactive Distributed Generation® business.
A copy of the slide presentation to be used at the Canaccord Adams conference will be available in the “Investor Info” section of the Company’s Web site, www.metretek.com.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries — PowerSecure, Inc.; Southern Flow Companies, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
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